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                                                                   EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 relating to the registration of 9,152,536 shares of Common Stock, par value $.10 per share, of HEARx LTD. ("Registrant") of our report dated April 5, 1996, relating to the consolidated financial statements and schedule of the Registrant and its subsidiaries appearing in the Registrant's Annual Report on Form 10-K for the year ended December 29, 1995.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                      /S/ BDO SEIDMAN, LLP

West Palm Beach, Florida
May 22, 1996